UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2011

PS BUSINESS PARKS, INC.

(Exact Name of Registrant as Specified in its Charter)

California	1-10709	95-4300881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Western Avenue, Glendale, California		91201-2349
(Address of Principal Executive Offices)		(Zip Code)

(818) 244-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously announced, on December 20, 2011, PS Business Parks, L.P., an affiliate of PS Business Parks, Inc., completed the acquisition of a portfolio of 26 industrial properties located in the San Francisco Bay area for an aggregate purchase price of $520.0 million. The properties were acquired from RREEF America Reit II Corp. MMMM 3 California and an affiliate, Northern California Industrial Portfolio, Inc. The portfolio consists primarily of warehouse properties, together with light industrial and flex/office space totaling approximately 5.3 million square feet and was 82.2% occupied at December 20, 2011. A copy of the purchase agreement is attached as Exhibit 10.1 and is incorporated by reference into this report.

In connection with the transaction, PS Business Parks, L.P. assumed $250.0 million of existing secured indebtedness, originally provided by La Salle Bank N.A. The existing secured indebtedness bears interest at 5.45% and matures December 2016. A copy of the La Salle Bank credit agreement is attached as Exhibit 10.2 and is incorporated by reference into this report.

The company funded the remainder of the purchase price with borrowings under a new $250.0 million three-year term loan, described below, and its existing revolving credit agreement, as well as cash on hand.

As discussed above, in connection with the acquisition, PS Business Parks, L.P. entered into a Credit Agreement dated as of December 20, 2011 with Wells Fargo Bank, National Association, as Administrative Agent and the lenders named therein (the Term Loan Agreement). Pursuant to the Term Loan Agreement, PS Business Parks, L.P. borrowed $250 million for a three year term. Interest on the amounts borrowed under the Term Loan Agreement will accrue based on applicable LIBOR for a term selected from time to time by the company, plus a spread determined based on the company’s then-current credit ratings, which spread is currently 1.2%. PS Business Parks, Inc. guaranteed the payment obligations of the Partnership under the Term Loan Agreement. The covenants and events of default contained in the PS Business Parks, L.P. existing revolving credit agreement, as amended as described below, are incorporated into the Term Loan Agreement by reference, and the Term Loan Agreement is cross-defaulted to the existing revolving credit agreement. A copy of the Term Loan Agreement is attached as Exhibit 10.3 and is incorporated by reference into this report.

In addition, on December 20, 2011, PS Business Parks, L.P., entered into the Seventh Modification Agreement (the “Amendment”) to its Amended and Restated Revolving Credit Agreement dated October 29, 2002 (the “Credit Agreement”) by and between Wells Fargo Bank, National Association as administrative agent and the lenders named therein. The Amendment (1) conforms a number of provisions in the Credit Agreement to the terms in the Term Loan Agreement, (2) simplifies the process to add new properties to the Unencumbered Asset Pool for purposes of the Credit Agreement and (3) provides that an Event of Default under the Term Loan Agreement is an Event of Default under the Credit Agreement. A copy of the Amendment is attached as Exhibit 10.4 and is incorporated by reference into this report.

Item 9.01 Financial Statements and Exhibits

a) Financial Statements of Businesses Acquired.

The audited and unaudited financial statements relating to the properties included in the portfolio acquisition required by Rule 3-14 of Regulation S-X are not included in this Current Report on Form 8-K. We will file such financial statements with the U.S. Securities and Exchange Commission within 71 calendar days after the date that this Current Report on Form 8-K must be filed, or by no later than March 6, 2012.

(b) Pro Forma Financial Information.

The required pro forma financial information which gives effect to the properties acquired will be included in an amendment to this Current Report Form 8-K by no later than March 6, 2012.

(d) Exhibits.

10.1–Agreement of Purchase and Sale, dated as of November 18, 2011, between Northern California Industrial Portfolio, Inc., a Maryland corporation, and RREEF America Reit II Corp. MMMM 3 California, a Maryland corporation, Agreement, as sellers, and PS Business Parks, L.P., a California limited partnership, as buyer.*

10.2– Loan Agreement, dated November 17, 2006, between Northern California Industrial Portfolio, Inc., a Maryland corporation, and LaSalle Bank National Association, a national banking association.*

10.3– Credit Agreement dated as of December 20, 2011, by and among PS Business Parks, L.P., a California limited partnership, as borrower, and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders.*

10.4–Seventh Modification Agreement dated as of December 20, 2011 to Amended and Restated Revolving Credit Agreement dated October 29, 2002.*

*	Exhibits and schedules to this agreement have been omitted as permitted under Item 601 of Regulation S-K and will be furnished supplementally upon request to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2011

PS BUSINESS PARKS, INC.

By:	/s/ Stephanie Heim
Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1–Agreement of Purchase and Sale, dated as of November 18, 2011, between Northern California Industrial Portfolio, Inc., a Maryland corporation, and RREEF America Reit II Corp. MMMM 3 California, a Maryland corporation, Agreement, as sellers, and PS Business Parks, L.P., a California limited partnership, as buyer.*

10.2–Loan Agreement, dated November 17, 2006, between Northern California Industrial Portfolio, Inc., a Maryland corporation, and LaSalle Bank National Association, a national banking association.*

10.3–Credit Agreement dated as of December 20, 2011, by and among PS Business Parks, L.P., a California limited partnership, as borrower, and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders.*

10.4–Seventh Modification Agreement dated as of December 20, 2011 to Amended and Restated Revolving Credit Agreement dated October 29, 2002.*

*	Exhibits and schedules to this agreement have been omitted as permitted under Item 601 of Regulation S-K and will be furnished supplementally upon request to the Securities and Exchange Commission.